                                                                     EXHIBIT 6.3

                       FORM OF SECURITYHOLDERS AGREEMENT

          AGREEMENT dated as of __________ 199_ among PERINI CORPORATION, a Massachusetts corporation (together with its successors, the "Company"), PB
                                                              -------
Capital Partners, L.P., a Delaware limited partnership, Separate Account P, an account maintained by ULOCO, Inc., a ______________ corporation, The Common Fund for Non-Profit Organizations, a New York corporation (collectively, the "Series B Shareholders") and the holders of certain warrants to purchase shares
 ---------------------
of common stock of the Company listed on the signature pages hereof (collectively, the "Initial Warrantholders").
                     ---------------------

          WHEREAS, in accordance with the terms and conditions of the Amended and Restated Credit Agreement dated as ___________ __, 1996 among the Company, the Initial Warrantholders and Morgan Guaranty Trust Company of New York, as Agent, the Company has agreed to issue the Warrants (as defined therein) to the lnitial Warrantholders;

          WHEREAS, the Company has agreed to provide the Initial Warrantholders certain registration rights as set forth in the Warrantholders Rights Agreement dated as of ________ __, 199_ (as amended, the "Warrantholders Rights
                                                ---------------------
Agreement") among the Company and the Initial Warrantholders;
---------

          WHEREAS, in accordance with the terms and conditions of the Stock Purchase and Sale Agreement dated as of July 24, 1996, as amended, among Richard
C. Blum & Associates, L.P., PB Capital Partners, L.P. and the Company, the Series B Shareholders have agreed to acquire certain shares of Series B Cumulative Convertible Preferred Stock of the Company; and

          WHEREAS, the Company has agreed to provide the Series B Shareholders certain registration rights as set forth in the Registration Rights Agreement dated as of _________ __, 199_ among the Company and the Series B Shareholders;

          NOW THEREFORE the parties hereto agree as follows:
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                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions. Capitalized terms defined in the
                        -----------
Warrantholders Rights Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Conversion Shares" means (i) any Series B Shares, (ii) any shares of
           -----------------
Common Stock or other securities issued or issuable upon the conversion of any Series B Shares and (iii) any securities issued or issuable with respect to any of such shares or other securities referred to in clause (i) or (ii) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such
                                                    --------
securities shall cease to be Conversion Shares when such securities shall have
(x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

          "Series B Shares" means shares of Series B Cumulative Convertible
           ---------------
Preferred Stock of the Company.


                                  ARTICLE II

                           SECURITYHOLDERS AGREEMENT

          SECTION 2.01. Series B Lockup Periods.
                        -----------------------

          (a) Each Warrant Securityholder who intends to distribute Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to
Section 3.1(d) of the Warrantholders Rights Agreement and who desires to require the holders of Conversion Shares to become subject to a Series B Lockup Period in accordance with Section 2.01(b) shall, at the same time it gives written notice to the Company pursuant to Section 3.1(d) of the Warrantholders Rights Agreement, send a copy of such written notice to each holder of Conversion Shares (each such notice, a "Series B Lockup Notice"). The Company agrees to
                             ----------------------
provide a list of all holders of Conversion Shares promptly to any Warrant Securityholder who at any time requests such a list.

          (b) Subject to Section 2.01(c), each Series B Shareholder, and each other holder of Conversion Shares who agrees to be bound by (and entitled to the benefits of) this Agreement in accordance with Section 2.03, agrees that if it receives a Series B Lockup Notice, then except to the extent otherwise permitted by the

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managing underwriter of the proposed Underwritten Offering, it shall not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Conversion Shares or any other equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities during the period (each, a "Series B Lockup Period") beginning on the pricing date for the Underwritten
   ----------------------
Offering until the earlier of (i) the date that is 90 days after such pricing date and (ii) the date when such Warrant Securityholder shall have completed its sale of Registrable Securities under the Shelf Registration (as such Warrant Securityholder or managing underwriter shall advise such holder of Conversion Shares).

          (c) The parties hereto agree that (i) no Series B Lockup Period shall commence prior to the expiration of a period of 90 days after the last day of any prior Series B Lockup Period (ii) there shall be no more than one Series B Lockup Period during any period of twelve consecutive calendar months and (iii) there shall be no more than two Series B Lockup Periods in total.

          SECTION 2.02. Opportunity for the Company and Holders of Conversion
                        -----------------------------------------------------
Shares to Participate in Underwritten Offerings.  If one or more Warrant
-----------------------------------------------
Securityholders gives a written notice to the Company of an intended distribution of Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 3.1(d) of the Warrantholders Rights Agreement and if the managing underwriter for such Underwritten Offering advises such Warrant Securityholders that, in its opinion, more Registrable Securities could be sold in such Underwritten Offering than the number proposed to be sold by such Warrant Securityholders (within a price range acceptable to such Warrant Securityholders), then the Company and the holders of Conversion Shares shall be entitled to include in such Underwritten Offering an aggregate number of shares equal to such excess, to he allocated 50% to the shares proposed to be sold by the Company and 50% to the shares proposed to be sold by holders of Conversion Shares (or such other allocation as shall be mutually agreed between the Company and such holders of Conversion Shares); provided that the Company and any holder
                                        --------
of Conversion Shares shall he entitled to include such shares in the Underwritten Offering only if (i) it shall not cause any delay in the commencement of the Selling Period for such Warrant Securityholders and (ii) in the case of any holder of Conversion Shares, such holder shall have given prompt notice to the Company and the managing underwriter, which notice shall include any information with respect to such holder required to amend or supplement the Registration Statement for the Underwritten Offering.

          SECTION 2.03.  Holders of Conversion Shares to be Bound by this
                         ------------------------------------------------
Agreement.  Each Series B Shareholder, on behalf of itself and each subsequent
---------
holder of Conversion Shares, agrees that it shall not transfer any Conversion Shares to any Person, other than pursuant to a Public Sale, unless such Person shall have agreed in a writing for the benefit of the parties hereto that such Person, as a holder

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of Conversion Shares, shall be bound by and be entitled to the benefits of all of the provisions of this Agreement applicable to holders of Conversion Shares (and upon such agreement such Person shall be entitled to such benefits).

          SECTION 2.04. Warrant Share Lockup Periods.
                        ----------------------------

          (a) Each holder of Conversion Shares who intends to distribute Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 2.1(d) of the Registration Rights Agreement and who desires to require the Warrant Securityholders to become subject to a Warrant Share Lockup Period in accordance with Section 2.04(b) shall, at the same time it gives written notice to the Company pursuant to Section 2.1(d) of the Registration Rights Agreement, send a copy of such written notice to each Warrant Securityholder (each such notice, a "Warrant Share Lockup Notice"). The
                                             ---------------------------
Company agrees to provide a list of all Warrant Securityholders promptly to any holder of Conversion Shares who at any time requests such a list.

          (b) Subject to Section 2.04(c), each Initial Warrantholder, and each other Warrant Securityholder who agrees to be bound by (and entitled to the benefits of) this Agreement in accordance with Section 2.06, agrees that if it receives a Warrant Share Lockup Notice, then except to the extent otherwise permitted by the managing underwriter of the proposed Underwritten Offering, it shall not sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Warrant Shares or any other equity securities of the Company or securities convertible into or exchangeable or exercisable for any of such securities during the period (each, a "Warrant Share Lockup Period") beginning on the
                            ---------------------------
pricing date for the Underwritten Offering until the earlier of (i) the date that is 90 days after such pricing date and (ii) the date when such holder of Conversion Shares shall have completed its sale of Registrable Securities under the Shelf Registration (as such holder or managing underwriter shall advise such Warrant Securityholder).

          (c) The parties hereto agree that (i) no Warrant Share Lockup Period shall commence prior to the expiration of a period of 90 days after the last day of any prior Warrant Share Lockup Period (ii) there shall be no more than one Warrant Share Lockup Period during any period of twelve consecutive calendar months and (iii) there shall be no more than two Warrant Share Lockup Periods.

          SECTION 2.05. Opportunity for the Company and Warrant Securityholders
                        -------------------------------------------------------
to Participate in Underwritten Offerings.  If one or more holders of Conversion
----------------------------------------
Shares gives a written notice to the Company of an intended distribution of Registrable Securities in an Underwritten Offering under a Shelf Registration pursuant to Section 2.1(d) of the Registration Rights Agreement, and if the managing underwriter for such Underwritten Offering advises such holders of Conversion

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Shares that, in its opinion, more Registrable Securities could be sold in such
Underwritten Offering than the number proposed to be sold by such holders (within a price range acceptable to such holders), then the Company and the Warrant Securityholders shall be entitled to include in such Underwritten Offering an aggregate number of shares equal to such excess, to be allocated 50% to the shares proposed to be sold by the Company and 50% to the shares proposed to by sold by Warrant Securityholders (or such other allocation as shall be mutually agreed between the Company and such Warrant Securityholders); provided
                                                                       --------
that the Company and any Warrant Securityholders shall be entitled to include such shares in the Underwritten Offering only if (i) it shall not cause any delay in the commencement of the Selling Period for such holders of Conversion Shares and (ii) in the ease of any Warrant Securityholder, such Warrant Securityholder shall have given prompt notice to the Company and the managing underwriter, which notice shall include any information with respect to such Warrant Securityholder required to amend or supplement the Registration Statement for the Underwritten Offering.

          SECTION 2.06. Warrant Securityholders to be Bound by this Agreement.
                        -----------------------------------------------------
Each Initial Warrantholder, on behalf of itself and each subsequent Warrant Securityholder, agrees that it shall not transfer any Warrant or Warrant Shares to any Person, other than pursuant to a Public Sale, unless such Person shall have agreed in a writing for the benefit of the parties hereto that such Person, as a Warrant Securityholder, shall be bound by and be entitled to the benefits of all of the provisions of this Agreement applicable to Warrant Securityholders (and upon such agreement such Person shall be entitled to such benefits).

                                  ARTICLE III

                                 MISCELLANEOUS

          SECTION 3.01. Notices.  All notices and other communications provided
                        -------
for hereunder shall be dated and in writing and shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 3.01 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 3.01 or when delivery at such address is refused. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address or telecopy number set forth under such party's signature below (or to the attention of such other person or to such other address or telecopy number as such party shall have furnished to each other party in accordance with this Section 3.01).

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          SECTION 3.02. Binding Nature of Agreement.  This Agreement shall be
                        ---------------------------
binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          SECTION 3.03. Descriptive Headings.  The descriptive headings of the
                        --------------------
several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 3.04. Specific Performance. Without limiting the rights of
                        --------------------
each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

          SECTION 3.05. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND
                        -------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION
3.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          SECTION 3.06. WAIVER OF JURY TRIAL.  EACH OF PARTIES HERETO HEREBY
                        --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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          SECTION 3.07. Counterparts.  This Agreement may be executed
                        ------------
simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          SECTION 3.08. Severability. In the event that any one or more of the
                        ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION 3.09. Entire Agreement.  This Agreement is intended by the
                        ----------------
parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreement and understandings, written or oral, between the parties with respect to such subject matter.

          SECTION 3.10. Amendment and Waiver.  Any provision of this Agreement
                        --------------------
may be amended if, but only if, such amendment is in writing and is signed by
(i) the Company, (ii) holders owning, or having Series B Shares convertible into, at least a majority of shares of Common Stock either issued or issuable upon the conversion of all outstanding Series B Shares (provided that no such
                                                        --------
amendment may adversely affect the rights of any such holder unless signed by such holder) and (iii) Holders owning, or having Warrants exercisable for, at least a majority of shares of Common Stock either issued or issuable upon the exercise of all outstanding Warrants (provided that no such amendment may
                                      --------
adversely affect the rights of any Holder unless signed by such Holder). Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

          SECTION 3.11. No Third Party Beneficiaries.  Nothing in this
                        ----------------------------
Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

          SECTION 3.12. Effectiveness.  This Agreement shall become effective
                        -------------
immediately at such time when (i) the Agent shall have received duly executed counterparts hereof signed by the Company and each of the Banks (or, in the case of any party as to which an executed counterpart thereof shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Effective Date under the Credit Agreement shall occur.

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

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                       PERINI CORPORATION

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       73 Mount Wayte Avenue
                                       Framingham, MA 01701
                                       Facsimile number: (508) 628-2960



                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                       By: ____________________________________
                                           Name:
                                           Title:


                                       Address for Notices:
                                       --------------------
                                       60 Wall Street
                                       New York, NY 10260
                                       Facsimile number: (212) 648-5005

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                                       FLEET NATIONAL BANK


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       Mail Stop: RI OP T05A
                                       40 Westminster Street
                                       P.O. Box 366
                                       Providence, RI 02901-0366
                                       Facsimile number: (401) 459-4962


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       355 Madison Avenue
                                       New York, NY 10017
                                       Facsimile number: (212) 503-7771


                                       BAYBANK. N.A.

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address for Notices:
                                       --------------------
                                       c/o The First National Bank of Boston
                                       Mail Stop 01-31-03
                                       P.O. Box 2016
                                       100 Federal Street
                                       Boston, MA 02106-2016
                                       Facsimile number: (617) 434-1508

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                                       COMERICA BANK

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       One Detroit Center
                                       5OO Woodward Avenue
                                       Detroit, MI 48226
                                       Facsimile number: (313) 222-5706


                                       HARRIS TRUST & SAVINGS BANK

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       111 West Monroe
                                       P.O. Box 755
                                       Chicago, IL 60690
                                       Facsimile number: (312) 765-1724


                                       SSB INVESTMENTS. INC.


                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address for Notices:
                                       --------------------
                                       225 Franklin
                                       Boston, MA 02110-2804
                                       Facsimile number: (617) 664-3708

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                                  PB CAPITAL PARTNERS, L.P.

                                       By:  RICHARD C. BLUM & ASSOCIATES, L.P.,
                                            its General Partner

                                       By:  RICHARD C. BLUM & ASSOCIATES, INC.,
                                            its General Partners

                                       By: __________________________________
                                           Name:
                                           Title:

                                  Address for Notices:
                                  --------------------
                                  909 Montgomery Street
                                  Suite 400
                                  San Francisco, CA 94133-4625


                                  SEPARATE ACCOUNT P

                                  By: _________________________________________
                                      Name:
                                      Title:

                                  Address for Notices:
                                  --------------------

                                  --------------------

                                  --------------------

                                  --------------------

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                                 THE COMMON FUND FOR NON-PROFIT
                                 CORPORATIONS

                                 By: ___________________________
                                     Name:
                                     Title:

                                 Address for Notices:
                                 --------------------

                                 --------------------

                                 --------------------

                                 --------------------

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